SHEARSON, LEHMAN, HUTTON

___________________________
An American Express Company

Please read carefully, sign and return

To Shearson Lehman Hutton Inc.


           its President, pursuant to the resolutions, a copy of which, certified by the Secretary, is annexed hereto, hereby authorizes you to open an account in the name of said Corporation; and the undersigned also enclosed herewith your client's Agreement and Consent to Loan of Securities duly executed on behalf of the Corporation. This authorization shall continue in force until revoked by the undersigned corporation by a written notice, addressed to you and delivered at your office at



________________________________________________________________________

Dated___________________________________________________________________

City and State__________________________________________________________

Corporation_____________________________________________________________

By_____________________________________________________________President

                                  * * *





[SEAL]

CORPORATION ACCOUNT

Authorizing Trading in
Securities and Commodities and
Permitting Margin Transactions
and Short Sales

______________________________________________________
Account Number
Branch         Account               T   C   FC
______________________________________________________
-   -   -      -  -  -  -  -         -   -   -  -  -
______________________________________________________



PRINT YOUR NUMBERS LIKE THIS
______________________________________________________
-   -   -   -   -   -   -  -   -   -


I, _______________________________  being the


Secretary of ___________________________________________ hereby certify that the annexed resolutions were duly adopted at a meeting of the Board of Directors of said Corporation, duly held on the ____ day of _______________, at which a quorum of said Board of Directors was present and acting throughout and that no action has been taken to rescind or amend said resolutions and that the same are now in full force and effect.

I further certify that each of the following has been duly elected and is now legally holding the office set opposite his name:


______________________________________________________________, President


______________________________________________________________, Vice-President


______________________________________________________________, Treasurer

______________________________________________________________, Secretary


I further certify that the said Corporation is duly organized and existing and has the power to take the action called for by the resolutions annexed hereto.

IN WITNESS WHEREOF, I Have hereunder affixed my hand and the seal of said
Corporation this            day of                           , 19

_____________________________________________________________, Secretary